Loan Agreement,

Tokyo Tomin Bank

Date of Execution

5/26/2011

Borrower: T.O Entertainment, Inc. (Takeichi Honda) Address: 4F Frontier Ebisu, 3-13-11 Higashi, Shibuya, Tokyo 150-0011 Guarantor: Takeichi Honda Address: 2-9-11 Nakagome, Ota, Tokyo 143-0027

Clause 1: Loan Outline

The borrower (herein “borrower”) agrees to enter into the following loan agreement with Tokyo Tomin Bank (herein “bank”)

Amount	¥80,000,000	Date	2011/5/26
Purpose:	Long term operation, cash flow
Repayment Deadline	2012/5/26
Repayment Method	Initial Payment of ¥666,000 Due 6/30/2011. After Initial Payment, Monthly Fee ¥666,000 due at end of month. Final Payment of ¥746,000 due at end of period
Interest Rate	2.00% per year (Calculated at 1 Year = 365 days)
Interest Payment Period/Method	Initial Interest payment will be dues 6/30/2011. Second payment onward due monthly between month end and the next payment date.
Penalty Money	If debt is not fulfilled in accordance with this contract, late Payments will incur an additional 14% interest in penalty.
Settlement Account	Branch Name	Purpose	Acct. Num.
Shibuya Branch	Long Term Operation	4116726
Holidays	Should loan or interest payments fall on a holiday, they will be due the following business day

T.O. Entertainment, Inc.

/s/ Takeichi Honda

By:

Takeichi Honda

Chief Executive Officer